UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2019

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

302-385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TBBK	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01.	Other Events.

On November 13, 2019, the Company reported on Form 8-K that the Federal Deposit Insurance Corporation (the “FDIC”) had notified the Company’s Board of Directors of its intention to pursue a civil money penalty (“CMP”), in an amount up to $8.6 million against The Bancorp Bank (the “Bank”), a wholly-owned subsidiary of the Company. The CMP was based on supervisory findings during the period of 2013 to 2019 related principally to deficiencies in the Bank’s legacy Bank Secrecy Act/Anti-Money Laundering (BSA/AML) Programs and alleged violations of law during the period, as well as the length of time the Bank has taken to fully implement the corrective actions required by the 2014 Consent Order.

On December 18, 2019, the Bank’s Board of Directors, without admitting or denying any violations of law, regulation or the provisions of the 2014 Consent Order, executed a Stipulation and Consent to the Issuance of an Order to Pay Civil Money Penalty in the amount of $7.5 million, and the FDIC issued an Order to Pay accordingly. The Bank has paid this amount, and it will be recognized as an expense in the Company’s financial statements in the fourth quarter of 2019.

On December 23, 2019, the Bank’s Board of Directors was notified that the FDIC issued an Order Terminating Order for Restitution (“Termination Order”) effectively releasing the Bank from an Order for Restitution that was issued against the Bank on March 7, 2018 (“2018 Restitution Order”).   As has been previously disclosed, the 2018 Restitution Order required the Bank to develop and implement a restitution plan to ensure that impacted consumers were compensated for any incorrectly charged fees due to an internal programming system glitch at one of the Bank’s third-party payment processors.  The Bank completed the requirements of the 2018 Restitution Order, and restitution payments were made by the Bank’s third-party payment processor who indemnified the Bank.  The FDIC’s Termination Order was effective on December 19, 2019 and brings this matter to conclusion.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "trend," "will," "continue," "expect," "intend," "anticipate," "estimate," "believe," "look forward" or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Factors that can affect future results include, but are not limited to, those discussed under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition" in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new or changing information or events after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2019	The Bancorp, Inc.

	By:	/s/ Paul Frenkiel__
	Name:	Paul Frenkiel
	Title:	Chief Financial Officer and Secretary